SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Item 9. Regulation FD Disclosure

        PPL Corporation announced on July 27, 2004 that James H. Miller will become its Executive Vice President and Chief Operating Officer, effective September 1, 2004. PPL Corporation also announced that, effective on the same date, Lawrence E. De Simone will retire as Executive Vice President of PPL Corporation and Bryce L. Shriver will become President of PPL Generation, LLC, a subsidiary of PPL Energy Supply, LLC.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1 -	Press Release, dated July 27, 2004, announcing management changes.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel James E. Abel Treasurer

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel James E. Abel Treasurer

Dated:  July 27, 2004